Exhibit 10.10

FOIA CONFIDENTIAL TREATMENT REQUESTED

PORTIONS OF THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY

*** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION

METAL SUPPLY AGREEMENT

between

NOVELIS INC.

(as Purchaser)

and

RIO TINTO ALCAN INC.

(as Supplier)

for the Supply of Sheet Ingot in North America

Effective as of January 1, 2011

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. SALE AND PURCHASE OF METAL	8
3. FORCE MAJEURE	15
4. ASSIGNMENT	17
5. TERM AND TERMINATION	18
6. REMEDIES FOR BREACH	18
7. DISPUTE RESOLUTION	19
8. MISCELLANEOUS	22

SCHEDULES

1	Additional Premium
2	***
3	Base Premiums
4	Logistics Adjustment
5	Specifications
6	Shipment and Delivery Performance
7	Volume Adjustment
8	Optional Volume

METAL SUPPLY AGREEMENT

THIS AGREEMENT is entered into in the City of Montréal, Province of Quebec, with intent to be effective as of January 1, 2011 (the “Effective Date”).

BETWEEN:	NOVELIS INC., a corporation organized under the Canada Business Corporations Act (“Novelis” or the “Purchaser”);

AND:	RIO TINTO ALCAN INC, a corporation organized under the Canada Business Corporations Act (“RTA” or the “Supplier”).

RECITALS:

WHEREAS the Parties entered into a Metal Supply Agreement dated January 5, 2005 (the “Original Agreement”) relating to the supply and purchase of Metal, which was replaced by an Amended and Restated Supply Agreement dated January 1, 2008 (the “Amended Agreement”);

WHEREAS the Parties wish to replace the Amended Agreement with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, the following terms and expressions and variations thereof shall, unless another meaning is clearly required in the context, have the meanings specified or referred to in this Section 1.1:

“Actual Annual Quantity” has the meaning set forth in Schedule 7.

“Additional Premium” means the premiums set forth in Schedule 1.

“Affected Party” has the meaning set forth in Section 3.1.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Metal Supply Agreement, including the Preamble and all of the Schedules hereto.

***

“Alloying Elements” means the following alloying elements which may be contained in the Metal as per the Specifications:

***

“Annual Quantity Range” means in respect of each Contract Year, a quantity of Metal which shall not exceed *** Tonnes or be less than *** Tonnes of Metal; provided that commencing in respect of the *** Contract Year, either Party, by notice to the other Party no later than *** months prior to the commencement of a Contract Year, may reduce the Annual Quantity Range for such Contract Year and all subsequent Contract Years by *** Tonnes. Only one such reduction will be permitted to be exercised in respect of any Contract Year (i.e. the Annual Quantity Range may not be so reduced by more than *** Tonnes in any Contract Year, but the Annual Quantity Range may be reduced again by *** Tonnes in a subsequent Contract Year). For example, by way of notice no later than ***, either Party may reduce the Annual Quantity Range for *** and all subsequent Contract Years by *** Tonnes to a quantity of Metal which shall not exceed *** Tonnes or be less than *** Tonnes of Metal ; by way of notice no later than ***, either Party may reduce the Annual Quantity Range for *** and all subsequent Contract Years by an additional *** Tonnes to a quantity of Metal which shall not exceed *** Tonnes or be less than *** Tonnes ; by way of notice no later than ***, either Party may reduce the Annual Quantity Range for *** and all subsequent Contract Years by an additional *** Tonnes to a quantity of Metal which shall not exceed *** Tonnes or be less than *** Tonnes of Metal; by way of notice no later than ***, either Party may reduce the Annual Quantity Range for *** by an additional *** Tonnes to ***, in which case the Agreement shall terminate on ***.

“Applicable Law” means any applicable law, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

“Base Premium” means,

(i)	in respect of Metal supplied hereunder during the 2011 Contract Year (from January 1, 2011 to December 31, 2011) , the premiums per Tonne of Metal as set forth in Schedule 3; and

(ii)	in respect of Metal supplied hereunder in any subsequent Contract Year, the Base Premium applicable during the immediately preceding Contract Year plus an amount equal to ***.

“Business Concern” means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

“Business Day” means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montréal (Canada) or in the City of New York (United States), is a legal holiday, or (ii) a day on which banks are authorized by Applicable Law to close in the city of Montréal (Canada) or in the city of New York (United States).

“CFR” means, to the extent not inconsistent with the provisions of this Agreement, CFR as defined in Incoterms 2010, published by the ICC, Paris, France as amended from time to time.

“CIF” means, to the extent not inconsistent with the provisions of this Agreement, CIF as defined in Incoterms 2010, published by the ICC, Paris, France as amended from time to time.

“Commercially Reasonable Efforts” means the efforts that a reasonable and prudent Person desirous of achieving a business result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible in the context of commercial relations of the type contemplated in this Agreement; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to assume any material obligations or pay any material amounts to a Third Party or take actions that would reduce the benefits intended to be obtained by such Person under this Agreement.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contract Price” means, for each Tonne of Metal or Pre-Alloyed Metal, as the case may be, sold and purchased hereunder in any calendar month, the price per Tonne of Metal or Pre-Alloyed Metal, as the case may be, determined in accordance with the following applicable formula:

For each Tonne of Metal:

***

For each Tonne of Pre-Alloyed Metal:

***

“Contract Year” means each Calendar Year during the Term of this Agreement.

“Consignment Agreements” means those agreements entered into by the Parties or their Affiliates as of the Effective Date with respect to the consignment of Metal in North America.

“CPT” means, to the extent not inconsistent with the provisions of this Agreement, CPT as defined in Incoterms 2010, published by the ICC, Paris, France, as amended from time to time.

“Cut Premium” means, in respect of each Tonne of Metal supplied hereunder, an amount equal to (i) $*** per Tonne for ***, or (ii) $*** per Tonne for ***; provided that the Cut Premium is only applicable if the Purchaser has requested, in the Order relating to the applicable supply of Metal, that the Supplier remove butts of the supplied Metal.

“Default Interest Rate” means the annual rate of interest equal to the greater of (i) *** percent (***%) and (ii) the one-month London Interbank offered Rate (LIBOR) plus *** basis points.

“Defaulting Party” has the meaning set forth in Section 6.1.

“Definitive Monthly Optional Volume” has the meaning set forth in Section 2.4(a)(ii).

“Delivery Site” means any of the following facilities of the Purchaser:

(i)	Oswego Plant, Oswego, New York (the “Oswego Facility”);

(ii)	Logan Aluminum, Russelville, Kentucky (the “Logan Facility”);

(iii)	Pindamonhangaba Plant, Brazil (the “Brazil Facility”);

(iv)	Subject to Section 2.2(c), any of the Purchaser’s facilities located in Europe; or

(v)	such other facilities of the Purchaser as may be agreed to by the Supplier.

“Delivery Site Designation Agreement” means the Delivery Site Designation Agreement between RTA and Novelis dated September 8, 2010.

“Disclosing Party” has the meaning set forth in Section 8.15.

“Dispute” has the meaning set forth in Section 7.1.

“Dollars” or “$” means the lawful currency of the United States of America.

“European Slab Agreement” means the Amended and Restated Metal Supply Agreement between Novelis and RTA dated January 1, 2008 providing for the sale and purchase of sheet ingot between the Parties in Europe, as amended from time to time.

“Event of Default” has the meaning set forth in Section 6.1.

“Force Majeure” has the meaning set forth in Section 3.2.

“Governmental Authority” means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

“Governmental Authorization” means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

“Group” means RTA Group or Novelis Group, as the context requires.

“ICC” means the International Chamber of Commerce.

“Incoterms 2010” means the set of international rules updated in the year 2010 for the interpretation of the most commonly used trade terms for foreign trade, as published by the ICC and as amended from time to time.

“Information” means any information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, test procedures, research, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, manufacturing techniques, manufacturing variables, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, products, product plans, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer information, customer services, supplier information, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“LME” means the London Metal Exchange.

“Logistics Adjustment” means those logistics discounts granted to the Purchaser and those logistics costs charged to the Purchaser as part of the Contract Price as set forth in Schedule 4.

“M +1 Month” has the meaning set forth in Section 2.3(b).

***

***

“Maximum Monthly Quantity” has the meaning set forth in Section 2.3(b)(i).

“Metal” means aluminum sheet ingot having the Specifications set forth in Schedule 5.

“Midwest Transaction Price” for each calendar month, means the arithmetic average of the “Mid West US Transaction” price for primary high grade aluminum, as published in Platt’s Metals Week on each day during the calendar month of shipment or as otherwise determined pursuant to Section 2.8(b).

“Minimum Monthly Quantity” has the meaning set forth in Section 2.3(b)(i).

“Monthly Forecast” has the meaning set forth in Section 2.3(b).

“Monthly Order” has the meaning set forth in Section 2.3(b).

“Monthly Volume Adjustment” has the meaning set forth in Schedule 7.

“Novelis” means Novelis Inc. and its successor and permitted assigns.

“Novelis Group” means Novelis and its Affiliates from time to time.

“Offered Optional Volume” has the meaning set forth in Section 2.4(a)(i).

“Optional Volume” has the meaning set forth in Section 2.4(a)(i).

“Ordinary Course of Business” means any action taken by a Person that is in the ordinary course of the normal, day-to-day operations of such Person and is consistent with the past practices of such Person.

“Original Agreement” has the meaning set forth in the Preamble to this Agreement.

“Party” means each of the Purchaser and the Supplier as a party to this Agreement and “Parties” means both of them.

“Payment Date” has the meaning set forth in Section 2.10(a).

“Person” means any individual, Business Concern or Governmental Authority.

“Pre-Alloyed Metal” means pre-alloyed remelt sheet ingot having the Specifications set forth in Schedule 5.

“Purchaser” has the meaning set forth in the Preamble to this Agreement.

“Purchaser’s Notice” has the meaning set forth in Section 2.4(a)(ii).

“Reduction Notice” has the meaning set forth in Section 2.6.

“Remelt Agreement” means the Amended and Restated Metal Supply Agreement between Novelis and RTA dated January 1, 2008 providing for the sale and purchase of remelt aluminum ingot between the Parties, as amended from time to time.

“Representatives” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

“Requesting Party” has the meaning set forth in Section 8.15.

“RTA” means Rio Tinto Alcan Inc. and its successors and permitted assigns.

“RTA Group” means RTA and its Affiliates from time to time.

“Sales Tax” means any sales, use, consumption, goods and services, value added or similar tax, duty or charge imposed by a Governmental Authority pursuant to Applicable Law.

“Small Quantity Premium” means the following premium charged to the Purchaser as part of the Contract Price in respect of Metal sold and purchased hereunder where the alloy size combination ordered by the Purchaser in any Order is under the lesser of *** Tonnes or ***:

Quantity (Tonnes)	Premium ($ Per Tonne)
*** to ***	$***
*** to ***	$***
*** to ***, or ***if smaller	$***

“Specifications” means specifications for Metal and Pre-Alloyed Metal as set forth in Schedule 5.

“Supplier” has the meaning set forth in the Preamble to this Agreement.

“Supplier Facilities” means the facilities of the Supplier located in any of the following locations, to be selected at the Supplier’s option:

(i)	Laterrière,

(ii)	Grande-Baie,

(iii)	Bécancour,

(iv)	or such other locations as may be agreed to by the Purchaser in accordance with Section 2.1(c).

“Supplier’s Notice” has the meaning set forth in Section 2.4(a)(i).

“Term” has the meaning set forth in Section 5.1.

“Terminating Party” has the meaning set forth in Section 6.1.

“Threshold Quantity” has the meaning set forth in Section 2.3(b)(ii).

“Third Party” means a Person that is not a Party to this Agreement, other than a member or an Affiliate of RTA Group or a member or an Affiliate of Novelis Group.

“Tonne” means 1,000 kilograms.

***

“Volume Adjustment” means those volume discounts to be granted to the Purchaser and those volume premiums to be charged to the Purchaser on an annual basis pursuant to the terms of Section 2.5 and Schedule 7.

1.2	Currency

All references to currency herein are to Dollars unless otherwise specified.

1.3	Vienna Convention

The Parties agree that the terms of the United Nations Convention (Vienna Convention) on Contracts for the International Sale of Goods (1980) shall not apply to this Agreement or the obligations of the Parties hereunder.

2.	SALE AND PURCHASE OF METAL

2.1	Supply and Sale by the Supplier

(a)	Subject to the terms and conditions of this Agreement and throughout the Term of this Agreement, the Supplier shall supply and sell to the Purchaser in each Contract Year, a quantity of Metal which is no greater than the maximum amount and no less than the minimum amount of the applicable Annual Quantity Range. In addition, the Supplier shall supply the quantity of Pre-Alloyed Metal determined in accordance with Section 2.4 and Schedule 8 in the event that the Supplier elects to supply Optional Volume and the Purchaser elects to purchase Optional Volume pursuant to the terms of Section 2.4.

(b)	Subject to the terms and conditions of this Agreement including the limitations contained in Sections 2.1 and 2.3, and throughout the Term of this Agreement, the Supplier shall supply and sell to the Purchaser in each calendar month, such quantity of Metal as is set forth in the Monthly Order for such calendar month pursuant to the terms of Section 2.3.

(c)

The Supplier shall supply Metal from a Supplier Facility of the Supplier’s choosing or from such other sources and locations as may be agreed by the Parties. If the Supplier wishes at any time to deliver Metal hereunder to the

Purchaser from a source other than the facilities named in the definition of “Supplier Facilities” herein, it may do so provided such Metal complies with the Specifications and the Purchaser has confirmed in writing that the source of such Metal is acceptable to it. The Purchaser shall act reasonably in providing such confirmation.

(d)	The quantity of Metal which the Purchaser agrees to purchase and the Supplier agrees to supply hereunder shall be subject to reduction *** in the event the Supplier provides notice to the Purchaser that one of the Supplier Facilities owned by the Supplier has been temporarily or permanently shut down by the Supplier, provided such shut down has occurred as a result of a good faith decision by the Supplier that the continued operation of such Supplier Facility would be uneconomic or otherwise unviable or non value-maximizing for the Supplier. This reduction shall be for such quantity as may be agreed by the Parties and, failing agreement, shall be for such quantity as is equal to ***.

The Annual Quantity Range for the relevant Contract Years and other related volume levels will be adjusted accordingly. Any reduction pursuant to this Section 2.1(d) in the Supplier’s obligation to supply Metal shall only take effect *** after Supplier has provided notice thereof to the Purchaser.

Likewise, should the Purchaser decide to shut down any of its North American facilities being supplied under this Agreement, the Purchaser will be entitled to reduce the Annual Quantity Range and other related volume levels in a similar manner and with the same *** notice to Supplier.

2.2	Purchase by the Purchaser

(a)	Subject to the terms and conditions of this Agreement, and throughout the Term of this Agreement, the Purchaser shall purchase and take delivery from the Supplier in each Contract Year, a quantity of Metal which is no greater than the maximum amount and no less than the minimum amount of the applicable Annual Quantity Range. In addition, the Purchaser shall purchase the quantity of Pre-Alloyed Metal determined in accordance with the terms of Section 2.4 and Schedule 8 in the event that the Supplier elects to supply Optional Volume and the Purchaser elects to purchase Optional Volume pursuant to the terms of Section 2.4.

(b)	Subject to the terms and conditions of this Agreement including the limitations contained in Sections 2.1 and 2.3, and throughout the Term of this Agreement, the Purchaser shall purchase and take delivery from the Supplier in each calendar month, such quantity of Metal as is set forth in the Monthly Order for such calendar month pursuant to the terms of Section 2.3.

(c)	The Purchaser may, by notice to the Supplier, request to purchase Metal for a “Delivery Site” located in Europe, provided it has fully met all of its purchase obligations pursuant to the terms of the European Slab Agreement at the time of the request.

2.3	Scheduling of Quantities

Subject to the requirements set forth in Sections 2.1 and 2.2 and throughout the Term of this Agreement, the Purchaser shall notify the Supplier of the following:

(a)

on or prior to the 31st day of October of each Contract Year (and if such day is not a Business Day on the Business Day immediately preceding such 31st day), the Purchaser’s non-binding forecast representing its best estimate of the quantity of Metal that it wishes to purchase for the following Contract Year for each Delivery Site;

(b)

on or prior to the fifteenth (15th) day of each calendar month (and if such day is not a Business Day, on the Business Day immediately preceding such 15th day), the definitive quantity of Metal that the Purchaser will purchase during the following calendar month (the “M+1 Month”) for each Delivery Site, (a “Monthly Order”) and a forecast representing the Purchaser’s best estimate (which is non-binding) of the quantity of Metal that it wishes to purchase during the two (2) calendar months following the M+1 Month for each Delivery Site (each, a “Monthly Forecast”), it being understood and agreed that the following conditions shall be met in respect of each Monthly Order and each Monthly Forecast:

(i)	the quantity of Metal to be purchased by the Purchaser for any calendar month pursuant to a Monthly Order shall not exceed *** Tonnes (the “Maximum Monthly Quantity”) or be less than *** Tonnes (the “Minimum Monthly Quantity”) or such adjusted maximum and minimum monthly quantities, as the case may be, as determined in accordance with Section 2.6; and

(ii)	in the event that the Purchaser notifies the Supplier pursuant to this Section 2.3 that the Purchaser will purchase a monthly quantity of Metal for the M+1 Month pursuant to a Monthly Order that is less than *** Tonnes (the “Threshold Quantity”) or such adjusted threshold quantity as the case may be, as determined in accordance with Section 2.6, the Supplier shall be entitled to elect to supply the Purchaser with a quantity of Pre-Alloyed Metal for the M+1 Month pursuant to the terms of Section 2.4, and the other terms of Section 2.4 shall apply.

Subject to the foregoing, the Purchaser and the Supplier shall use Commercially Reasonable Efforts to arrange for shipping and delivery of Metal and Pre-Alloyed Metal, as the case may be, to be evenly spread on a monthly basis throughout each Contract Year.

2.4	Optional Volume

(a)	In the event that the Purchaser notifies the Supplier pursuant to Section 2.3(b)(ii) that it will purchase less than the Threshold Quantity (as adjusted pursuant to Section 2.6, as the case may be) of Metal in the M+1 Month, the following shall apply:

(i)	The Supplier shall be entitled to elect, at its option, by way of notice to the Purchaser within 10 days of receipt of the Purchaser’s notice pursuant to Section 2.3(b)(ii) (the “Supplier’s Notice”), to supply the Purchaser with a quantity of Pre-Alloyed Metal in the M+1 Month (the “Optional Volume”), in addition to the Metal to be purchased by the Purchaser pursuant to the terms of the applicable Monthly Order, from a Supplier Facility of the Supplier’s choosing. The quantity of Optional Volume to be sold and purchased hereunder in any given calendar month shall be determined by the Supplier up to the maximum quantity of Optional Volume set forth in Schedule 8 (or up to such adjusted maximum quantity of Optional Volume, as the case may be, as determined in accordance with Section 2.6), and shall be indicated in the Supplier’s notice (the “Offered Optional Volume”). If the Supplier fails to provide the Supplier’s Notice within the prescribed period, the Supplier shall be deemed to have elected to not supply any quantity of Optional Volume;

(ii)	The Purchaser shall be entitled to elect, at its option, by way of notice to the Supplier within 5 days of its receipt of the Supplier’s Notice (the “Purchaser’s Notice”) to accept the supply of the Offered Optional Volume, in whole or in part. The quantity of Offered Optional Volume accepted by the Purchaser shall be indicated in the Purchaser’s Notice and shall be the definitive quantity of Optional Volume to be supplied and purchased in the calendar month in question (the “Definitive Monthly Optional Volume”). If the Purchaser fails to provide the Purchaser’s Notice within the prescribed period, the Purchaser shall be deemed to have elected to not purchase any of the Offered Optional Volume; and

(iii)	The Offered Optional Volume and the Definitive Monthly Optional Volume shall be taken into account in calculating the Volume Adjustment for the Contract Year in question.

(b)	The Parties acknowledge and agree that any quantity of Optional Volume which is supplied and purchased pursuant to the terms of this Section 2.4 shall be counted for purposes of determining whether or not the Purchaser has met its aluminum purchase obligations pursuant to the terms of the Remelt Agreement. Contemporaneously herewith, the Parties have entered into an amendment to the Remelt Agreement in order to reflect the specific terms of counting such Optional Volume toward the Purchaser’s volume purchase requirements under the Remelt Agreement.

2.5	Volume Adjustments

The amount of any Volume Adjustment which is applicable for the immediately preceding Contract Year shall be calculated on an annual basis within fifteen (15) days of the end of each Contract Year pursuant to the terms of Schedule 7. If the Volume Adjustment consists of a volume discount, such amount shall be credited to the Purchaser and shall be offset against payments due by Purchaser in respect of subsequent Monthly Orders, and if the Volume Adjustment consists of a volume premium, the Supplier shall issue an invoice for such amount to the Purchaser, which invoice shall be payable by the Purchaser on the next following Payment Date which shall not be less than 30 days from the invoice date.

2.6	Reduction of Annual Quantity Range

Within 30 days of any notice sent by a Party to the other Party proposing to reduce the Annual Quantity Range pursuant to and in accordance with the terms of this Agreement (a “Reduction Notice”), the Parties shall enter into good faith negotiations to reduce the following elements of the Agreement to levels that are consistent with the new Annual Quantity Range, which reductions will take effect contemporaneously with the reductions to the Annual Quantity Range:

(i)	the Maximum Monthly Quantity;

(ii)	the Minimum Monthly Quantity;

(iii)	the Threshold Quantity;

(iv)	the maximum quantity of Optional Volume (and the related components of Schedule 8); and

(v)	the Maximum Volume of Annual Quantity, the Threshold 1 of Annual Quantity Range, the Threshold 2 of Annual Quantity Range, and the Minimum Volume of Annual Quantity Range used for the purposes of calculating the volume premiums in accordance with the terms of Schedule 7.

If the Parties fail to agree on the reductions to any one of the above elements in whole or in part, within 6 months of a Reduction Notice, the elements in dispute shall be deemed to be a Dispute and shall be dealt with in accordance with the provisions of Article 7 of this Agreement.

2.7	Supplier’s Shipping Obligations

(a)	The delivery of Metal and Pre-Alloyed Metal pursuant to this Section 2.6 shall be governed by Incoterms 2010. All Metal and Pre-Alloyed Metal, as the case may be, shall be delivered in accordance with the following terms:

(i)	*** for delivery to the Logan Facility;

(ii)	*** for delivery to the Oswego Facility;

(iii)	*** for delivery to the Brazil Facility; and

(iv)	*** for delivery to any of the Purchaser’s facilities located in Europe pursuant to the terms of Section 2.2(c).

(b)	The Supplier undertakes to maintain the same practices and levels of service in respect of shipments of Metal and Pre-Alloyed Metal hereunder consistent with its past and current practices. The Supplier undertakes to ensure that any shipments of Metal and Pre-Alloyed Metal supplied hereunder:

(i)	to the Oswego Facility, may be made by rail to an intermediate point (which may be Brockville, Ontario), with onward shipment to such the Oswego Facility by truck; and

(ii)	to the Logan Facility, may be made by either rail or truck in accordance with current practice. Changes to current practice require mutual agreement.

(c)	Matters regarding shipment and delivery performance hereunder shall be governed by the provisions of Schedule 6.

2.8	Price

(a)	The price payable by the Purchaser to the Supplier for each Tonne of Metal and for each Tonne of Pre-Alloyed Metal, as the case may be, sold and purchased pursuant to Sections 2.1 and 2.2 shall be the applicable Contract Price. The calendar month used for calculating the Contract Price for any shipment of Metal shall be *** as set forth in the relevant Monthly Order, irrespective of the date of actual shipment.

(b)	In the event that (i) LME ceases or suspends trading in aluminum or, (ii) Platt’s Metal Week ceases to be published or ceases to publish the relevant reference price for determining the Midwest Transaction Price, the *** price or the *** price, the Parties shall meet with a view to agreeing on an alternative publication or, as applicable, reference price. If the Parties fail to reach an agreement within sixty (60) days of any Party having notified the other to enter into discussions to agree to an alternative publication or reference price, then the Chairman of the LME in London, England or his nominee shall be requested to select a suitable reference in lieu thereof and an appropriate amendment to the terms of this Section 2.8. The decision of the Chairman or his nominee shall be final and binding on the Parties.

2.9	Quality

(a)	Metal and Pre-Alloyed Metal, as the case may be, supplied under this Agreement shall comply with the Specifications set forth in Schedule 5. The Supplier shall use Commercially Reasonable Efforts to notify the Purchaser prior to shipment of any Metal or Pre-Alloyed Metal that does not meet Specifications. The Purchaser shall not be required to accept delivery of any Metal or Pre-Alloyed Metal that does not meet Specifications. Metal or Pre-Alloyed Metal which is supplied by the Supplier and which does not meet the Specifications may, at the Purchaser’s option, either (i) be returned to the Supplier, together with a notice to that effect indicating the technical reasons for rejecting the Metal or Pre-Alloyed Metal in question, ***, or (ii) be retained by the Purchaser at a discounted price to be mutually agreed by the Parties, ***.

(b)	Either Party may from time to time request a change to the Specifications and the Parties shall use Commercially Reasonable Efforts to reach an agreement with respect to such a request.

2.10	Payment

(a)	The Purchaser shall pay the Supplier in full, in accordance with Supplier’s commercial invoice, for each shipment of Metal and Pre-Alloyed Metal meeting the Specifications or otherwise accepted by Purchaser. Payment shall be made on ***. In addition, payment of any invoice issued by the Supplier to reflect Volume Adjustments shall be made in accordance with the terms of Section 2.5.

(b)	If the Purchaser believes that a shipment of Metal or Pre-Alloyed Metal does not meet the Specifications and has rejected such Metal in a timely manner in accordance with the terms of Section 2.9(a), it need not pay the invoice or the portion thereof relating to such shipment. However, if the Purchaser subsequently accepts that the Metal or Pre-Alloyed Metal complies with the Specifications, the Purchaser shall pay the invoice and, if payment is overdue pursuant to Section 2.10(a) above, interest in accordance with Section 2.10(c).

(c)	If any payment required to be made pursuant to Sections 2.10(a) or 2.10(b) above is overdue, the full amount shall bear interest at a rate per annum equal to the Default Interest Rate calculated on the actual number of days elapsed, accrued from and excluding the date on which such payment was due, up to and including the actual date of receipt of payment in the nominated bank or banking account.

(d)	All amounts paid to the Supplier or the Purchaser hereunder shall be paid in Dollars by wire transfer in immediately available funds to the account specified by the Supplier or Purchaser, as applicable, by notice from time to time by one Party to the other hereunder.

(e)	If any Party fails to purchase or supply, as applicable, any quantity of Metal (or Pre-Alloyed Metal pursuant to the terms of Section 2.4 as the case may be) in any calendar month as required under the terms of this Agreement, ***.

2.11	Title and Risk of Loss

Title to and risk of damage to and loss of Metal and Pre-Alloyed Metal shall pass to the Purchaser ***.

2.12	Purchaser as Principal

Purchaser warrants that all Metal and Pre-Alloyed Metal to be purchased hereunder shall be purchased for Purchaser’s own consumption. Purchaser agrees that it shall not re-sell or otherwise make available to any Person any Metal or Pre-Alloyed Metal purchased from the Supplier hereunder, other than in respect of transactions undertaken in small quantities by the Purchaser to balance purchases or Purchaser’s metal position.

2.13	Potential Alloy Size Combinations

During the Term, the Parties shall continue to explore in good faith potential alloy size combinations where the Purchaser could order significant volumes at an appropriate discount to the Contract Price to be agreed by the Parties.

2.14	Continuous Supply Chain Improvement

The Parties shall form a work group comprised of four representatives of each Party to identify opportunities to improve the supply chain, to agree on performance metrics and to determine appropriate financial penalties and incentives relative to target performance levels. This Agreement, including Schedule 6, will be modified accordingly to reflect any agreements reached by the Parties in connection with such process.

3.	FORCE MAJEURE

3.1	Effect of Force Majeure

No Party shall be liable for any loss or damage that arises directly or indirectly through or as a result of any delay in the fulfilment of or failure to fulfil its obligations in whole or in part (other than the payment of money as may be owed by a Party) under this Agreement where the delay or failure is due to Force Majeure. The obligations of the Party affected by the event of Force Majeure (the “Affected Party”) shall be suspended, to the extent that those obligations are affected by the event of Force Majeure, from the date the Affected Party first gives notice in respect of that event of Force Majeure until cessation of that event of Force Majeure (or the consequences thereof).

3.2	Definition

“Force Majeure” shall mean any act, occurrence or omission (or other event), subsequent to the commencement of the Term hereof, which is beyond the reasonable control of the Affected Party including, but not limited to: fires, explosions, accidents, strikes, lockouts or labour disturbances, floods, droughts, earthquakes, epidemics, seizures of cargo, wars (whether or not declared), civil commotion, acts of God or the public enemy, action of any government, legislature, court or other Governmental Authority, action by any authority, representative or organisation exercising or claiming to exercise powers of a government or Governmental Authority, compliance with Applicable Law, blockades, power failures or curtailments, inadequacy or shortages or curtailments or cessation of supplies of raw materials or other supplies, failure or breakdown of equipment or facilities, the invocation of Force Majeure by any party to an agreement under which any Party’s operations are affected, and any declaration of Force Majeure by the facility producing the Metal, or any other event beyond the reasonable control of the Parties whether or not similar to the events or occurrences enumerated above. In no circumstances shall problems with making payments constitute Force Majeure.

3.3	Notice

Upon the occurrence of an event of Force Majeure, the Affected Party shall promptly give notice to the other Party hereto setting forth the details of the event of Force Majeure together with reasonably detailed supporting documentation where applicable and an estimate of the likely duration of the Affected Party’s inability to fulfil its obligations under this Agreement. The Affected Party shall use Commercially Reasonable Efforts to remove the said cause or causes and to resume, with the shortest possible delay, compliance with its obligations under this Agreement provided that the Affected Party shall not be required to settle any strike, lockout or labour dispute on terms not acceptable to it. When the said cause or causes have ceased to exist, the Affected Party shall promptly give notice to the other Party that such cause or causes have ceased to exist.

3.4	Pro Rata Allocation

If the Supplier’s supply of any Metal or Pre-Alloyed Metal to be delivered to the Purchaser is stopped or disrupted by an event of Force Majeure, the Supplier shall have the right to allocate its available supplies of such Metal and Pre-Alloyed Metal, if any, among any or all of its existing customers whether or not under contract, in a fair and equitable manner. In addition, where the Supplier is the Affected Party, it may (but shall not be required to) offer to supply, from another source, Metal and Pre-Alloyed Metal of similar quality in substitution for the Metal and Pre-Alloyed Metal subject to the event of Force Majeure to satisfy that amount which would have otherwise been sold and purchased hereunder at a price which may be more or less than the price hereunder.

3.5	Consultation

Within thirty (30) days of the cessation of the event of Force Majeure, the Parties shall consult with a view to reaching agreement as to the Supplier’s obligation to provide, and the Purchaser’s obligation to take delivery of, that quantity of Metal and Pre-Alloyed Metal that could not be sold and purchased hereunder because of the event of Force Majeure, provided that any such shortfall quantity has not been replaced by substitute Metal or Pre-Alloyed Metal pursuant to the terms above.

In the absence of any agreement by the Parties, failure to deliver or accept delivery of Metal or Pre-Alloyed Metal which is excused by or results from the operation of the foregoing provisions of this Section 3 shall not extend the Term of this Agreement and the quantities of Metal or Pre-Alloyed Metal to be sold and purchased under this Agreement shall be reduced by the quantities affected by such failure.

3.6	Termination

(a)	If an event of Force Majeure where the Affected Party is the Purchaser shall continue for more than ***, then the Supplier shall have the right to terminate this Agreement in whole or in respect of the relevant Delivery Site to the extent such Delivery Site is affected by the Force Majeure by providing a *** notice to the Purchaser.

(b)	If an event of Force Majeure where the Affected Party is the Supplier shall continue for more than ***, then the Purchaser shall have the right to terminate this Agreement in whole or in respect of the relevant Supplier Facility to the extent that such Supplier Facility is affected by the Force Majeure, by providing a *** notice to the Supplier.

4.	ASSIGNMENT

4.1	Prohibition on Assignments

No Party shall assign or transfer this Agreement, in whole or in part, or any interest or obligation arising under this Agreement except as permitted by Section 4.2, without the prior written consent of the other Party.

4.2	Assignment within RTA Group or Novelis Group

(a)	With the consent of Novelis, such consent not to be unreasonably withheld or delayed, RTA may elect to have one or more of the Persons comprising the RTA Group assume the rights and obligations of the Supplier under this Agreement, provided that

(i)	RTA shall remain fully liable for all obligations of the Supplier hereunder, and

(ii)	the transferee will remain at all times a member of the RTA Group;

any such successor to RTA as a Supplier under this Agreement shall be deemed to be the “Supplier” for all purposes of the Agreement.

(b)	With the consent of RTA, such consent not to be unreasonably withheld or delayed, Novelis may elect to have one or more of the Persons comprising the Novelis Group assume the rights and obligations of the Purchaser under this Agreement, provided that

(i)	Novelis shall remain fully liable for all obligations of the Purchaser hereunder, and

(ii)	the transferee will remain at all times a member of the Novelis Group;

any such successor to Novelis as Purchaser under this Agreement shall be deemed to be the “Purchaser” for all purposes of this Agreement.

5.	TERM AND TERMINATION

5.1	Term

The term of this Agreement (the “Term”) shall commence on the Effective Date and shall terminate on December 31st of the Contract Year immediately preceding the Contract Year in which the Annual Quantity Range has been reduced to 0 pursuant to the terms of Section 1.1, unless terminated earlier pursuant to the provisions of this Agreement.

5.2	Termination

This Agreement shall terminate:

(a)	upon expiry of the Term as provided for in Section 5.1;

(b)	upon the mutual agreement of the Parties prior to the expiry of the Term;

(c)	pursuant to Section 3.6 as a result of Force Majeure; or

(d)	at the election of the Terminating Party after the occurrence of an Event of Default, in accordance with Section 6.1.

6.	REMEDIES FOR BREACH

6.1	Events of Termination

This Agreement may be terminated in its entirety at the option of a Party (the “Terminating Party”), in the event that an Event of Default occurs in relation to the other Party (the “Defaulting Party”), and such termination shall take effect immediately upon the Terminating Party providing notice to the Defaulting Party of the termination.

For the purposes of this Agreement, each of the following shall individually and collectively constitute an “Event of Default” with respect to a Party:

(a)	such Party defaults in its obligation to make any payments which are due and payable by it pursuant to this Agreement, and such default is not cured within thirty (30) days following receipt by the Defaulting Party of notice of such default;

(b)	such Party breaches any of its material obligations pursuant to this Agreement (other than as set out in paragraph (a) above), including, in the case of the Purchaser, the failure by the Purchaser to purchase the minimum amount of the applicable Annual Quantity Range in a Contract Year, and such breach has not been remedied by the Defaulting Party within sixty (60) days after receipt of notice from the non-defaulting Party specifying the default with reasonable detail and demanding that it be cured;

(c)	such Party (i) is bankrupt or insolvent or takes the benefit of any statute in force for bankrupt or insolvent debtors, or (ii) files a proposal or takes any action or proceeding before any court of competent jurisdiction for dissolution, winding-up or liquidation, or for the liquidation of its assets, or a receiver is appointed in respect of its assets, which order, filing or appointment is not rescinded within sixty (60) days; or

(d)	proceedings are commenced by or against such Party under the laws of any jurisdiction relating to reorganization, arrangement or compromise.

7.	DISPUTE RESOLUTION

7.1	Disputes

The provisions of this Section 7 shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement (a “Dispute”).

7.2	Negotiation

The Parties hereby undertake to attempt in good faith to resolve any Dispute by way of negotiation between senior executives who have authority to settle such Dispute. In furtherance of the foregoing, any Party may initiate the negotiation by way of a notice (an “Escalation Notice”) demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such Party). A copy of any Escalation Notice shall be given to the Chief Legal Officer of each

Party (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such negotiation may be established by the Parties from time to time; provided, however, that the negotiation shall be completed within thirty (30) days of the date of the Escalation Notice or within such longer period as the Parties may agree in writing prior to the expiration of the initial thirty-day period.

7.3	Mediation

(a)	If the Dispute has not been resolved by negotiation as provided in Section 7.2 within thirty (30) days of the date of the Escalation Notice or such extended period as may be agreed by the Parties, or should the Parties fail to meet within the said thirty-day period, the Parties shall endeavour to settle the Dispute by mediation. The Party wishing to refer a Dispute to mediation shall give written notice to the other (the “Mediation Notice”) describing the Dispute, requiring that the Dispute be submitted to mediation and proposing the name of a suitable person to be appointed mediator.

(b)	If the other Party rejects the proposed mediator and the Parties are unable to agree on a mediator within fifteen (15) days of the Mediation Notice, then either Party may request the CPR Institute for Dispute Resolution to appoint a mediator from the CPR Panel of Distinguished Neutrals.

(c)	The mediator shall be entitled to make recommendations to the Parties which, unless the Parties agree otherwise, shall not be binding upon them.

(d)	The mediation shall continue until the earliest to occur of the following: (i) the Parties reach agreement as to the resolution of the Dispute, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) sixty (60) days have elapsed since the appointment of the mediator.

(e)	Each Party shall bear its own costs in connection with the mediation; the fees and disbursements of the mediator shall be borne equally by the Parties.

(f)	If the Parties accept any recommendation made by the mediator or otherwise reach agreement as to the resolution of the Dispute, such agreement shall be recorded in writing and signed by the Parties, whereupon it shall become binding upon the Parties and have, as between them, the authority of a final judgment or arbitral award (res judicata).

(g)	The mediation shall be confidential and neither the Parties (including their auditors and insurers) nor their counsel and any Person necessary to the conduct of the mediation nor the mediator or any other neutral involved in the mediation shall disclose the existence, content (including submissions made, positions adopted and any evidence or documents presented or exchanged), or outcome of any mediation hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange.

(h)	In the event that a Dispute is referred to arbitration in accordance with Section 7.4 below, the mediator or any other neutral involved in the mediation shall not take part in the arbitration, whether as a witness or otherwise, and any recommendation made by him in connection with the mediation shall not be relied upon by either Party without the consent of the other Party and of the mediator or neutral, and neither Party shall make use of or rely upon information supplied, positions adopted, or arguments raised, by the other Party in the mediation.

(i)	Subject to the right of the Parties to seek interim or conservatory relief from a court of competent jurisdiction, as provided below in Section 7.4(e), neither Party shall be entitled to refer a Dispute to arbitration unless the dispute has first been the subject of an Escalation Notice and been referred to mediation in accordance with Sections 7.2 and 7.3.

7.4	Arbitration

(a)	Any Dispute which has not been resolved by negotiation or mediation as provided herein shall, upon the request of either Party, be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (“LCIA”) then in force (the “LCIA Rules”).

(b)	The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Montréal, Canada. The language of the arbitration shall be English.

(c)	The costs of the arbitration shall be specified by the arbitral tribunal and shall be borne by the unsuccessful Party, unless the arbitral tribunal, in its discretion, determines a different apportionment, taking all relevant circumstances into account. The costs of arbitration include, in addition to the costs of the arbitration as determined by the LCIA Court under Article 28.1 of the LCIA Rules, the legal and other costs incurred by the Parties, including: (i) the reasonable travel and other expenses of witnesses; (ii) the reasonable fees and expenses of expert witnesses; and (iii) the costs of legal representation and assistance, to the extent that the arbitral tribunal determines that the amount of such costs is reasonable.

(d)	The arbitral tribunal shall endeavour to issue its award within sixty (60) days of the last hearing of the substantive issues in dispute between the Parties; however, the arbitral tribunal shall not lose jurisdiction if it fails to respect this delay. The arbitral award shall be final and binding.

(e)	For the purposes of any interim or conservatory measure that may be sought in aid of the arbitration proceedings, the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the competent court in the judicial district of Montréal, Canada, and waive any right to invoke, and they hereby agree not to invoke, any claim of forum non conveniens, inconvenient forum, or transfer or change of venue. Without prejudice to such interim or conservatory remedies as may be obtained from a competent court, the arbitral tribunal shall have full authority to grant interim or conservatory remedies and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

(f)	Neither the Parties (including their auditors and insurers) nor their counsel and any Person necessary to the conduct of the arbitration nor the arbitrators shall disclose the existence, content (including submissions and any evidence or documents presented or exchanged), or outcome of any arbitration hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange.

7.5	Continuing Obligations

The existence of a Dispute between the Parties with respect to this Agreement shall not relieve either Party from performance of its obligations under this Agreement that are not the subject of such Dispute.

8.	MISCELLANEOUS

8.1	Construction

In this Agreement, unless a clear contrary intention appears:

(a)	the singular number includes the plural number and vice versa;

(b)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)	reference to any gender includes each other gender;

(d)	reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated, and in effect from time to time in accordance with the terms thereof subject to compliance with the requirements set forth herein;

(e)	reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(f)	“herein”, “hereby”, “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement or to the relevant Ancillary Agreement as a whole and not to any particular Article, Section or other provision hereof or thereof;

(g)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h)	the Table of Contents and headings are for convenience of reference only and shall not affect the construction or interpretation hereof or thereof;

(i)	with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(j)	references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

8.2	Notices

All notices and other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) on the date of delivery, if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the date of actual receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as follows:

If to the Purchaser, to:

Novelis Inc.

Two Alliance Center

3560 Lenox Road, Suite 2000

Atlanta, Georgia 30326

Fax: 404-760-0137

Attention: General Counsel

If to the Supplier, to:

Rio Tinto Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec

H3A 3G2

Fax: 514-848-8115

Attention: Chief Legal Officer

Any Party may, by notice to the other Party, change the address or fax number to which such notices are to be given.

8.3	Governing Law

(a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

(b) The Parties have agreed that this Agreement be drafted in English. Les parties ont convenu de rédiger ce contrat en anglais.

8.4	Judgment Currency

The obligations of a Party to make payments hereunder shall not be discharged by an amount paid in any currency other than Dollars, whether pursuant to a court judgment or arbitral award or otherwise, to the extent that the amount so paid upon conversion to Dollars and transferred to an account indicated by the Party to receive such funds under normal banking procedures does not yield the amount of Dollars due, and each Party hereby, as a separate obligation and notwithstanding any such judgment or award, agrees to indemnify the other Party against, and to pay to such Party on demand, in Dollars, any difference between the sum originally due in Dollars and the amount of Dollars received upon any such conversion and transfer.

8.5	Entire Agreement

With the exception of the Consignment Agreements which shall remain in full force and effect, this Agreement and the schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements in respect of such subject matter, including the Original Agreement, the letter agreement dated July 11, 2007, the Amended Agreement and the Delivery Site Designation Agreement. No agreements or understandings exist between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

8.6	Severability

If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

8.7	Survival

The obligations of the Parties under Sections 2.8, 2.9, 2.10, 2.11, 4, 7, and 8 and each Party’s liability for the breach of any obligation contained herein shall survive the expiration of the Term or earlier termination of this Agreement.

8.8	Execution in Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

8.9	Amendments

No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each of the Parties.

8.10	Waivers

No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Applicable Law.

8.11	No Partnership

Nothing contained herein or in the Agreement shall make a Party a partner of any other Party and no Party shall hold out the other as such.

8.12	Taxes, Royalties and Duties

All royalties, taxes and duties imposed or levied on any Metal or Pre-Alloyed Metal delivered hereunder (other than any taxes on the income of the Supplier) shall be for the account of and paid by the Purchaser.

8.13	Limitations of Liability

***

8.14	Confidentiality

(a)	Subject to Section 8.15, each Party shall hold, and shall cause its respective Group members and its respective Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) and its Representatives to not disclose and to hold, in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary Information, all confidential and proprietary Information concerning the other Group (or any member thereof) that is either in its possession (including Information in its possession prior to the date hereof) or furnished by the other Group (or any member thereof) or by any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) or their respective Representatives at any time pursuant to this Agreement or the transactions contemplated hereby (any such Information referred to herein as “Confidential Information”), and shall not use, and shall cause its respective Group members, Affiliates and Representatives not to use, any such Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder. Notwithstanding the foregoing, Confidential Information shall not include Information that is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement relating to confidentiality between or among the Parties and/or their respective Group members, their respective Affiliates or Representatives, (ii) lawfully acquired by such Party (or any member of the Group to which such Party belongs or any of such Party’s Affiliates) from a Third Party not bound by a confidentiality obligation, or (iii) independently generated or developed by Persons who do not have access to, or descriptions of, any such confidential or proprietary Information of the other Party (or any member of the Group to which such Party belongs).

(b)	Each Party shall maintain, and shall cause its respective Group members to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 8.14.

(c)	Each Party agrees not to release or disclose, or permit to be released or disclosed, any Confidential Information to any other Person, except its Representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), except in compliance with Section 8.15. Without limiting the foregoing, when any Confidential Information furnished by the other Party pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each Party will promptly, after request of the other Party and at the election of the Party receiving such request, return to the other Party all such Confidential Information in a printed or otherwise tangible form (including all copies thereof and all notes, extracts or summaries based thereon) and destroy all Confidential Information in an electronic or otherwise intangible form and certify to the other Party that it has destroyed such Confidential Information (and such copies thereof and such notes, extracts or summaries based thereon). Notwithstanding the foregoing, the Parties agree that to the extent some Confidential Information to be destroyed or returned is retained as data or records for the purpose of business continuity planning or is otherwise not accessible in the Ordinary Course of Business, such data or records shall be destroyed in the Ordinary Course of Business in accordance, if applicable, with the business continuity plan of the applicable Party.

8.15	Protective Arrangements

In the event that any Party or any member of its Group or any Affiliate of such Party or any of their respective Representatives either determines on the advice of its counsel that it is required to disclose any Confidential Information (the “Disclosing Party”) pursuant to Applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of the other Party (or any member of the Group to which such Party belongs) (the “Requesting Party”), the Disclosing Party shall, to the extent permitted by Applicable Law, promptly notify the other Party prior to the Disclosing Party disclosing or providing such Confidential Information and shall use Commercially Reasonable Efforts to cooperate with the Requesting Party so that the Requesting Party may seek any reasonable protective arrangements or other appropriate remedy and/or waive compliance with this Section 8.15. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Requesting Party. Subject to the foregoing, the Disclosing Party may thereafter disclose or provide such Confidential Information to the extent (but only to the extent) required by such Applicable Law (as so advised by legal counsel) or by lawful process or by such Governmental Authority and shall promptly provide the Requesting Party with a copy of the Confidential Information so disclosed, in the same form and format as disclosed, together with a list of all Persons to whom such Confidential Information was disclosed.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Metal Supply Agreement to be executed by their duly authorized representatives.

NOVELIS INC.

By:	/s/ Philip Martens
Name: Philip Martens
Title: President and Chief Executive Officer

Date:

RIO TINTO ALCAN INC.

By:	/s/ Jacynthe Côté
Name: Jacynthe Côté
Title: Chief Executive

Date:

SCHEDULE 1

ADDITIONAL PREMIUM

The following Additional Premiums shall be charged to the Purchaser as part of the Contract Price, in respect of the identified alloys:

Alloy	Additional Premium ($/Tonne)

***	$*** if any Order consists of less than ***

*** (other than those set forth below)	$***

***	$***

***	$***

***	$***

SCHEDULE 2

***

*8 pages omitted

SCHEDULE 3

BASE PREMIUMS

Oswego / Logan Alloy	AA Alloy	RTA Product Code	Base Premium
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***

SCHEDULE 4

LOGISTICS ADJUSTMENT

The following logistics-related discounts shall be granted to and/or costs charged to the Purchaser as part of the Contract Price in respect of Metal and Pre-Alloyed Metal sold and purchased pursuant to the Agreement:

Delivery Site	Delivery Term	Discount or Premium ($/Tonne)
Logan	***	***
Oswego	***	***
Brazil	***	***
Purchaser European facilities	***	***

SCHEDULE 5

METAL SPECIFICATIONS

For Metal:

See attached Specifications, and amendment letter between the Parties.

For Pre-Alloyed Metal:

See attached Specifications.

Novelis Inc.	Global Sheet Ingot Specification

Title:	Global Sheet Ingot Specification
Revision:	5
Date:	30 June 2011

Plants	Approval / Contact
AluNorf	Juergen Friedrich; Philip Meslage
Oswego	Dave Bonney
Sierre	Samuel Guignier; Bernard Cavin
Ulsan /YeongJu	WonJun Kim, YoungKi Joo
Logan	Stan Gish; Alan Bilbrey; Kevin Shutt; Dave Scott; Dave Davis
Pinda	Luiz Murad; Adriano Ferreira

TABLE OF CONTENTS

1.	GENERAL	35
2.	QUALITY ASSURANCE	35
3.	DIMENSIONAL TOLERANCES	37
4.	SURFACE QUALITY	39
5.	CHEMICAL COMPOSITION	39
6.	INTERNAL INGOT QUALITY	41
7.	IDENTIFICATION, TARPING, AND DOCUMENTATION	41
8.	APPENDIX A: DIMENSIONAL MEASUREMENTS	43
9.	APPENDIX B: ORDER SPECIFICATIONS	46
10.	APPENDIX C: PLANT SPECIFICATIONS	47

1.	GENERAL

This ingot specification defines the requirements for alloyed aluminum rolling ingot to be supplied to Novelis Inc. rolling facilities and contracted tollers. The requirements outlined in this document will be used for the following purposes:

•	Specification and quality requirements for purchased ingot from external sources.
•	Transfer specifications and quality requirements for ingot produced by Novelis

All rolling ingot supplied to or fabricated by Novelis shall meet the requirements of this specification, unless otherwise agreed to by Novelis, its associates, and the supplier. Ingots not meeting this specification are subject to immediate rejection unless a waiver or concession has been pre-approved by Novelis and/or its associates.

General requirements for rolling ingot are covered in the main body of this specification. Plant specific requirements and instructions are also included in the attached appendices, which form a part of this specification. In case of conflict, plant specific requirements take precedence over those in the main body.

Exceptions to Section 2 through 7 can be discussed with the purchasing Novelis plant personnel at the acceptance of the Purchase order. Any Exceptions to the specification must be submitted in written form. An audit of the suppliers’ process can be made by the Novelis personnel at any point.

2.	QUALITY ASSURANCE

2.1.	Quality System

The supplier must have in place a comprehensive quality system to ensure process and product conformance to this specification. The supplier’s quality system must comply with the requirements of Section 1 of QS 9000 Latest Edition, ISO/TS16949 or ISO9001:2000. Suppliers not meeting this requirement must have a plan in place with timelines to achieve compliance to one of the above mentioned standards. Timelines are to be approved by the Management Representative. Assessment of compliance will be determined by one of the following methods:

•	Proof of registration of certification to one of the above mentioned standards by an approved registrar.
•	Initial systems audit by Novelis personnel.
•	Systems audit of supplier by a Novelis approved 3rd party

At the discretion of Novelis or Novelis Rolling Plant, audits may be conducted to assess the supplier’s continuing capability to supply a quality product. During the initial and subsequent audits, the supplier will be evaluated in the areas of technology (equipment, analytical capability and personnel) and quality systems with measured progress in process capability and continuous improvement areas.

2.2.	Process Control Data

The ingot producing plants must provide information in the form of control charts, histograms and capability indices for specific process control data. The frequency and type of data submitted will be determined by the Novelis facility receiving the ingots. This data may include any process parameter which affects conformance with this specification. Typical examples are:

•	Major element specifications
•	Ordered length
•	Metal cleanliness requirements

In the specific case of ***. Exceptions should be documented and communicated to the Hot Mill Process Group or other designated technical contact at the purchasing plant.

2.3.	Process Changes

In cases where changes in process equipment, practices, materials, or analytical methods are being considered which may affect metal quality and metal properties, the supplier must advise Novelis and its respective rolling plant ingot coordinator of the proposed change prior to implementation. After notification and discussion with appointed Novelis Casting Technical representatives it will mutually be determined if the change warrants a quality planning activity, and if so, how the evaluation will be conducted. Examples of changes that would require notification are:

•	***
•	***
•	***
•	***
•	***
•	***
•	***

Ingot suppliers are expected to initiate and carry through the agreed quality planning activities prior to implementation of changes.

2.4.	Ingot Performance

Ingots that do not meet the requirements of the purchase specification are subject to rejection or acceptance by concession by Purchasing Novelis Rolling Plants and tollers. Novelis Rolling Plants and tollers must give approval prior to shipment of any ingot not meeting specifications. ***. No concessions will be accepted by any Novelis facility if the ingot nonconformance renders Novelis’s product to its customer nonconforming.

Novelis Rolling Plants and tollers will evaluate the performance of each of its supplying ingot plants on a periodic basis. Specific items evaluated will be:

•	Recovery Performance in Novelis process
•	Documentation
•	Delivery Performance
•	Product Quality & Conformance

•	Improvement Efforts
•	Communication

Ingot Producing Plants will provide Novelis Rolling Plants and tollers with corrective action plan related to ingot quality/geometry issues that have been raised by Rolling Plants feedback and field performance.

3.	DIMENSIONAL TOLERANCES

3.1.	Ordered Thickness

Ordered thickness is defined as ***. Reference Appendix A: Dimensional Measurements.

The allowable deviation from the ordered thickness shall be ***. However, ***.

The nominal ingot thickness shall be marked on the ingot (see specific requirements in Appendix B: Order Specifications) and the actual thickness shall not exceed the acceptable deviation from the thickness marked.

When commissioning new molds, a thickness profile shall be completed and supplied to the Hot Mill Process Group or other designated technical contact at the purchasing plant and to the Novelis Molten Metal Processing (MMP) Group.

Before ordering new molds that are different in either design or technology, ingot suppliers ***. However, it remains the responsibility of ingot suppliers to meet the thickness, width and convexity/concavity specifications.

3.2.	Ordered Width

Ingot width is defined as the distance between the ingot edges, excluding the area of the ingot butt swell/transition region. Reference Appendix A: Dimensional Measurements.

***.

Target deviation should be zero.

3.3.	Ordered Length

Ingot length is defined as the maximum distance from the ingot head to the ingot butt, measured at the center. Reference Appendix A: Dimensional Measurements.

Ingots can be supplied in one of the following conditions. Requirements are order specific and are stated in Appendix B: Order Specifications.

Condition A: Both Ends On

Condition B: Ingot Head On / Ingot Butt Off

Condition C: Both Ends Off

***.

3.4.	Straightness of Saw Cut

***.

3.5.	Straightness

Two measurements characterize straightness: lateral and longitudinal bows.

Lateral bow is the deviation from straight along the edges of the ingot, measured against a straight edge. Reference Appendix A: Dimensional Measurements.

***.

Longitudinal bow is the maximum deviation from straight along the rolling faces of the ingot, measured against a straight edge. Reference Appendix A: Dimensional Measurements.

***.

Ingot twist is the deviation from straight along the ingot rolling face measured against a straight edge diagonally across an ingot. ***.

3.6.	Flatness

Concavity is defined as the negative deviation from flat across the rolling face of the ingot.

Convexity is defined as the positive deviation from flat across the rolling face of the ingot.

***. Reference Appendix A: Dimensional Measurements.

3.7.	Butt Swell

***.

3.8.	Edge Configuration

The shape of the ingot edges must be ***. Edge configuration is order specific and shall be described in Appendix B: Order Specifications.

***. See appropriate Appendix for specific plant for exceptions.

3.9.	Ingot weight and Ingot marking

Actual ingot weight must be used and clearly marked on the ingot as outlined in Appendix C: Plant Specifications.

4.	SURFACE QUALITY

4.1.	Appearance

All ingot surfaces shall be ***.

4.2.	Surface Defects

The following criteria shall be used in the determination of acceptability of ingot surface quality defects for use by Novelis Rolling Plants. Where specific defects are not listed or terminology not clear, contact the purchasing Novelis Rolling Plants for clarification and disposition.

In general, the rolling surface of the ingots ***. For ***. For ***.

***

4.3.	Transition Zone

The transition zone is defined as the non-steady state area near the ingot butt where casting parameters are changing from starting conditions to steady state conditions. ***.

5.	CHEMICAL COMPOSITION

5.1.	Composition Limits

The chemical composition shall meet the limits of the Novelis alloy specification sheet. Chemical compositions are specified in mass fraction, reported as weight percent (% w/w). Although the Novelis alloy specification nomenclature is common in all plants, individual plants may have a local alias and require identification of ingot alloys with that alias. It is the responsibility of the ingot supplier to work towards demonstrated statistical control and capability and initiate continuous improvement to achieve this goal. Plants are expected to target nominal composition levels. Ingots produced in association with this specification shall report the chemical composition according to the Novelis alloy specification sheet.

***.

5.2.	Reporting

Ingots must be delivered with a certificate of analysis reporting the chemical elements listed in the Novelis alloy specification sheet at the precision indicated.

In general, the list of elements expected to be analyzed are:

***

Additional elements may be required for specialty alloys.

Some Novelis alloy specification sheets ***. All measured elements must conform to the specified limits.

Any other chemical element, whether measured or not, shall conform to the Others/Each limit. The sum of all elements not designated as primary, present at or above 0.010% and expressed to two decimal places before totaling, shall conform to the “Total” limit.

Measured values should be rounded as defined in ASTM E29 (rounding method) to the precision given in the specification sheet before testing conformance to the specification.

5.3.	Sampling

A minimum of *** analytical samples shall be taken from the trough during each cast to determine the chemical composition. The sample location must be ***.

Sampling for analysis shall conform to ***.

The reported analysis shall be an average of ***analytical sampling positions. ***. Suppliers must be able to supply statistical evidence such as SPC charts, histograms, and capability analyses of their conformance to specification and process stability.

Representative Quantometer samples of each case must be stored at the casting facility and be made available to the Novelis Rolling Mills upon request. Analytical results shall be retained in electronic form for a minimum of *** years. The minimum retention period of the sample varies per plant and is listed in Appendix C: Plant Specifications.

5.4.	Method of Analysis

For Novelis and Novelis associated ingot producers the Molten Metal Processing group shall approve the spectrometer, methods and standards used in the determination of chemical composition. Any changes from approved equipment, standards, or analytical techniques require notification and approval by the Molten Metal Processing group and notification to Novelis Hot Mill Process Groups and contracted tollers before implementation.

The method of analysis used shall meet the requirements of ***.

For third party ingot producers, their analytical capability must be verified before delivery of ingot can commence.

Suppliers must be able to supply statistical evidence as to the accuracy, reproducibility, and reliability of their spectrochemical analytical processes and equipment. Control charts of the periodic analysis of control samples is a simple means of fulfilling this requirement. Novelis can provide suitable control sample material upon request.

All suppliers shall be required to ***. Disagreements must be reconciled promptly. Suppliers must be prepared, if requested by Novelis Rolling Plants and contracted tollers, to ***.

5.5.	***

***

6.	INTERNAL INGOT QUALITY

6.1.	Grain Refinement

If a specific method of grain refinement is required it is specified in the Novelis alloy specification sheet.

6.2.	Ingot Shell Zone

***.

6.3.	Macrostructure

***. If a specific macrostructure is required for other products, it will be specified in Appendix B: Order Specifications for the alloy ordered. ***.

6.4.	Microstructure

***. If a specific microstructure is required, it will be specified in Appendix B: Order Specifications for the alloy ordered. ***.

6.5.	Gas Content

***. The supplier must be able to supply statistical evidence such as SPC charts, histograms, and capability analyses documenting the ongoing efficiency of its in-line degassing process. ***. Samples for this order shall be taken at ***.

6.6.	Metal Cleanliness

***. Adjustments to filtration requirements are listed in Appendix B: Order Specifications. ***.

Good work practices must be employed to ensure that no disturbance to the in-line metal treatment and metal delivery systems occurs ***. Examples of unacceptable practices are: ***.

The supplier must use some accepted method to ***. The supplier must show evidence such as SPC charts, histograms, or capability analyses to demonstrate control of metal cleanliness. For example, ***. Specific metal cleanliness specifications may be developed with each supplier based on the alloy and product ordered and the method of measurement.

7.	IDENTIFICATION, TARPING, AND DOCUMENTATION

7.1.	Ingot Marking

The required marking and identification of ingots is detailed in Appendix C: Plant Specifications.

7.2.	Tarping

Specific requirements can be found by plant in Appendix C: Plant Specifications.

7.3.	Documentation

Accurate and complete documentation must precede the receipt of each ingot by Novelis Rolling Plants and tollers. This documentation typically includes chemical analyses & certification, shipping tallies, bills of lading, etc. Other documentation may be required by specific Novelis plants or on specific orders. Inaccurate or incomplete documentation may result in the rejection of a shipment.

The preferred method for receiving shipping documentation is through Electronic Data Interchange. Information about specific Rolling Plant Aluminum Electronic Transfer Systems requirements can be obtained from Production Planning or Operational Support Dept at Novelis Rolling Plants. In the event of EDI system failure or lack of compatible EDI capability, alternative means of documentation transmittal can be used. These include fax transmittals and hard copy documents that accompany the shipment. It is the supplier’s responsibility to ensure receipt of all necessary documentation prior to material arriving on site.

8.	APPENDIX A: DIMENSIONAL MEASUREMENTS

8.1.	Ingot Length, Width & Thickness

8.2.	Lateral Bow

8.3.	Longitudinal Bow

8.4.	Concavity

8.5.	Convexity

9.	APPENDIX B: ORDER SPECIFICATIONS

This appendix is specific to the purchase order and details ingot geometry and plant requirements specific to the order. If no details are given here, then only the requirements in the main body of the document and in the applicable plant-specific section of Appendix C apply.

Alloy: See attached alloy specification in Appendix D

Grain Refinement: As detailed in Section 6 plus the Chemical Composition Specification attached as Appendix D

Macrostructure: As Detailed in Section 6.

Microstructure: As Detailed in Section 6.

Metal Cleanliness: As Detailed in Section 6.

Ordered Thickness = See Below

Ordered Width = See Below

Ordered Length = See Below

Condition of Supplied Ingot:

¡	Condition A (Both Ends On)
¡	Condition B (Ingot Head On / Ingot Butt Off)
¡	Condition C (Both Ends Off)

Allowable Butt Swell = XXX in [XXX mm]

Edge Configuration:

***

Alloy	Thickness(mm)	Width (mm)	Length(mm)	Total (Tons)
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
Total				***

10.	APPENDIX C: PLANT SPECIFICATIONS

10.1.	OSWEGO

10.1.1. General

***. For ingot supplied to Oswego Remelt ***.

For ingot supplied to Oswego ***.

10.1.2. Ingot	Marking

•	INGOT HEAD: Steel Stamp Oswego Alloy Code (Optional) and Vendor Ingot Number.
•

INGOT SHORT SIDES: Ink stencil Oswego Alloy Code, Ingot size (thickness, width, and length), Vendor Ingot Number, and Actual Ingot Weight (lbs). The required ink stenciling for Oswego Hot Mill shall be a minimum of 2.75 inches (70mm) high. Any other “plant identification” required by the ingot supplier may be added.

•

Bar code labels shall be placed on both the short sides no more than 15” from either end of the ingot and on the ingot head about 2” from the rolling face and 2” from the short side. Correct placement of the bar code labels is essential for ingot receiving and in-plant handling. Exceptions only if approved in advance in writing. Bar Code Label shall include Vendor Ingot Number as both Code 128 bar code with min 1 mil bars and min  1/2” high man readable.

•	Ingots delivered by trucks must be covered. No exception.

10.1.3. Record	Retention

For ingot supplied to Oswego, ***.

10.2. LOGAN

10.2.1. General

***.

For ingot supplied to Logan ***.

10.2.2. Ingot	Marking

•

Permanent stamp into 1/4”(6mm) or larger characters into top of ingot showing Logan’s ALLOY DESIGNATION and Vendor’s INGOT NUMBER. These markings must be highlighted with a circle or square drawn around the information or by underlining.

•	Stenciling or writing must be done neatly on both short sides of the ingot near the head end in 1.75” (45mm) or larger block characters. Weight shown must be in pounds.
•

The centerline of the ingot length including butt stool if not sawn must be marked on both- short sides of the ingot top to bottom in no greater than 1” (25mm) wide, straight, dark lines within +/- 1” (25mm) of actual ingot length.

•	Trucks delivering ingots are required to tarp the load over each winter period starting November 1st and extending to March 31st of the following year. No exception.
•	Steel stamping on the bottom or additional Information on the sides of the ingot is acceptable, as it doesn’t hamper visual recognition of the three marks listed above.

10.2.3. Record	Retention

For ingot supplied to Logan, ***.

10.3. PINDA

10.3.1. General

***.

10.3.2. Ingot	Marking

•

INGOT SHORT SIDES: Ink stencil Novelis Alloy Code, Ingot size (thickness, width, and length), Vendor Ingot Number, and Actual Ingot Weight (kg). The required ink stenciling shall be a minimum of 2.75 inches (70mm) high. Any other “plant identification” required by the ingot supplier may be added.

•	Ingots delivered by trucks must be covered. No exception.

10.4. SIERRE

10.4.1. Ingot	Marking

10.4.2. Record	Retention

10.5. ALUNORF

10.5.1. Ingot	Marking

The normal ingot marking (ingot identification number) which has a length of approximately 3000 mm is located on both narrow sides with a height of 90 mm +/- 20 mm ( using stencil or with an automatic marking system). The ingot is to be marked at mid-thickness.

The ink used must be weather and heat resistant, so that it is readable after homogenization. For example Manufacturer Sander, Material description: Marsh colour blue, double pigmentation, Sander no. 20908.

***

10.5.1.1. Casting	plant

Up to 3 digit number, which identifies the casting plant where the corresponding ingot is cast. This number is assigned by AluNorf.

10.5.1.2. Cast	number

Up to 6 digit number, which identifies the cast.

10.5.1.3. Ingot	number

Is a consecutive number corresponding to the ingot from a cast (max. 3 digits).

10.5.1.4. Piece	number

Is only used for double lengths, which are sawn. Consecutive number of the piece from an ingot (max. 2 digits).

10.5.1.5. Alloy

Alloy number as specified by AluNorf.

10.5.1.6. Filtration,	mould and quality code

(ingot type quality code) These 3 numbers specify in order the filtration procedure, the mould type used and the end application of the product.

***

10.5.1.7. Thickness,	width, length

Ingot measurements are in mm. After the ingot length marking, an area of the ingot can be used for specific plant requirement marking.

10.5.1.8. Saw	code

The saw code details if and where the ingot is to be sawn.

Saw Code	Definition
***	***
***	***
***	***
***	***

External ingots which are to be sawn in AluNorf are to be marked with the appropriate saw code. ***.

***.

10.5.1.9. Dot

All ingots supplied by external suppliers must have a dot marking the ingot head and this dot must be visible after ingot sawing.

10.5.1.10. Example	– Short (Single Length) Ingots

The marking begins approx. 600 mm from ingot head or foot.

10.5.1.11. Example—Long	(double length) Ingots

The marking begins approx. 2500 mm from ingot head or foot.

10.5.1.12. ***

***.

10.5.1.13. Marking	of test ingots

Additional to the standard ingot identification, test ingots are to be marked with a test identification number which is marked to the right of the saw code. This test identification number consists of a letter and a 3 digit number. The letter identifies the ingot supplier or for whom the test is performed.

Letter	Supplied from or Test for
G	AluNorf
H	Novelis
V	Hydro

10.5.2. Delivery	Requirements

The ingots shall be delivered together with delivery papers which shall include the following information:

•	casting center code
•	cast / batch number
•	ingot piece number
•	alloy (AluNorf designation)
•	certificate of analysis
•	ingot measurements (thickness, width and length)
•	weight
•	number of ingots
•	customer
•	order number
•	name of vessel (if applicable)
•	disposition number (if applicable)
•	approximate delivery date

When ingots are delivered by vessel, all delivery papers shall be faxed to the AluNorf Ingot Receiving Department a minimum of two days prior to arrival. The preferred method for receiving delivery documents is through Electronic Transfer.

The wooden runners to which the ingots are strapped should be appropriately dimensioned. AluNorf uses wooden runners having a cross-section of approximately 125 x 125 mm. The wooden runners can be approximately 100 - 200 mm shorter than the ingots to which they are strapped and must be centered on the ingot.

10.5.3. Receiving	Inspection & Verification

Ingot geometry shall be measured for all new products delivered (i.e. casting center, alloy, ingot thickness and width). The AluNorf Remelt Technical Department shall be informed in writing by the ingot customer (Novelis, Hydro) of any process changes in the ingot supplier plant which may impact ingot geometry so that new ingot geometry measurements can be performed by AluNorf. Ingot geometry measurements performed by the supplier can be made available to AluNorf.

Every cast will be checked to ensure compliance with the AluNorf alloy specification.

10.5.4. Record	Retention

For ingot supplied to AluNorf, ***.

10.6. ULSAN

10.6.1. General

***.

10.6.2. Ingot	Marking

•	INGOT HEAD: Steel Stamp Ulsan Alloy Code (Optional) and Vendor Ingot Number.

•

INGOT SHORT SIDES: Ink stencil Ulsan Alloy Code, Ingot size (thickness, width, and length), Vendor Ingot Number, and Actual Ingot Weight (kg). The required ink stenciling for Ulsan shall be a minimum of 2 inches (50mm) high. Any other “plant identification” required by the ingot supplier may be added.

•	Ingots delivered by trucks must be covered. No exception.
•	Stenciling is required on both short faces.

10.6.3. Wood	Runner Requirements

For sheet ingot longer then 3m, no wood runner within 2m of the central zone should be used to facilitate fork truck handling. Wood runner size of 115mm (Height) x 100mm (Width). Runner Length shall not exceed the 80% of ingot width and 2 runners should be used for packing. Max weight per runner should be 10kg.

10.6.4. Records

Certificate of Analysis shall be submitted promptly to Novelis at the point of delivery. This report shall reference the Novelis purchase order numbers included in the shipment.

10.7. YEONGJU

10.7.1. General

***.

10.7.2. Ingot	Marking

•	INGOT HEAD: Steel Stamp Yeongju Alloy Code (Optional) and Vendor Ingot Number.
•

INGOT SHORT SIDES: Ink stencil Yeongju Alloy Code, Ingot size (thickness, width, and length), Vendor Ingot Number, and Actual Ingot Weight (kg). The required ink stenciling for Yeongju shall be a minimum of 2 inches (50mm) high. Any other “plant identification” required by the ingot supplier may be added.

•	Ingots delivered by trucks must be covered. No exception.

10.7.3. Wood	Runner Requirements

For sheet ingot longer then 3m, no wood runner within 2m of the central zone should be used to facilitate fork truck handling. Wood runner size of 115mm (Height) x 100mm (Width). Runner Length shall not exceed the 80% of ingot width and 2 runners should be used for packing. Max weight per runner should be 10kg.

10.7.4. Records

Certificate of Analysis shall be submitted promptly to Novelis at the point of delivery. This report shall reference the Novelis purchase order numbers included in the shipment.

Amendment to Global Sheet Ingot Specification prepared by Novelis Inc. and dated [•], 2011

(the “Global Sheet Ingot Specification”)

Novelis Inc. (the “Purchaser”) and Rio Tinto Alcan Inc. (the “Supplier”) hereby confirm that they have agreed to the following amendments to the Global Sheet Ingot Specification in respect of the supply by the Supplier of aluminum sheet ingot to the Purchaser pursuant to the supply agreement of sheet ingot in North America dated January 1, 2011 (the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

1.	General Amendments

1.1.	It is agreed and acknowledged by the Parties that to the extent that any of the terms of the Global Sheet Ingot Specification conflict with one or more terms in the Specification Agreements (as defined below), then the applicable terms of the Specification Agreements shall prevail over the conflicting terms in the Global Sheet Ingot Specification. The “Specification Agreements” are (i) the Agreement, (ii) any alloy specification sheet of the Purchaser, and (iii) any other written agreement between the Purchaser and the Supplier regarding particular alloys being supplied pursuant to the Agreement or regarding specific plants being supplied, if any.

2.	Amendments to Identified Sections of the Global Sheet Ingot Specification

2.1.	Section 1 (General) and Section 2.1 (Quality System):

The last sentence of the fourth paragraph of Section 1 is deleted and is replaced with the following: “***.”

The following sentence shall be added at the end of Section 2.1: “Notwithstanding anything to the contrary contained herein, ***:

2.2.	Section 2.4 (Ingot Performance):

The third sentence of the first paragraph of Section 2.4 is deleted and replaced with the following:

“***.”

2.3.	Section 4.1 (Surface Quality – Appearance):

The paragraph in Section 4.1 is deleted and replaced with the following:

“All ingot surfaces shall be ***.”

2.4.	Section 5.5 ***:

Section 5.5 is deleted in its entirety.

2.5.	Section 6.2 (Ingot Shell Zone):

At the end of the existing paragraph contained in Section 6.2, the following sentence is added: “Conventional casting technologies used by the Supplier ***.”

2.6.	Section 6.5 (Gas Content):

The following sentence “***” is deleted in its entirety and replaced with the following: “***.”

2.7.	Section 6.6 (Metal Cleanliness):

At the end of the second sentence of the first paragraph of Section 6.6, the words “***” are deleted.

The third paragraph of Section 6.6 is deleted in its entirety and replaced with the following:

***. ***.

Examples of unacceptable practices are: ***.

***. The Supplier must show evidence such as SPC charts, histograms, or capability analyses to demonstrate control of metal cleanliness. ***. Appropriate responses to subsequent data may ***.

***.”

Signed on this 26 day of October, 2011.

Novelis Inc.	Rio Tinto Alcan Inc.

/s/ Philip Martens	/s/ Jacynthe Côté

NOVELIS CORPORATION

PRE-ALLOYED ALUMINUM SHEET INGOT (PAS) SPECIFICATIONS

AUGUST 2011

VERSION 1.0 FINAL

Product:

The delivered product must satisfy the specification requirements of *** or ***% (***% max and ***% max) primary aluminum with addition of *** in the shape of standard sheet ingot (slab) conforming to the description set out in Schedule 1 below ( *** max). *** content other than *** possible, subject to mutual agreement between Novelis and RTA. For Logan product, *** limits shall be limited to ***.

Origin:

Product must originate from pre-authorized RTA smelter already disclosed and approved by Novelis.

Form and Analysis:

All Aluminum delivered must be in the form of standard slab ingot set out in Schedule 1. The Supplier shall *** supply Aluminum in the proportions requested by the Purchaser.

Aluminum purity must be *** or better with *** content ***. ***.

Schedule 1

Dimensions (in inches):

Width	Min = ***	Max = ***

Length	Min = ***	Oswego Max = ***, Logan Max = ***

Thickness	Min = ***	*** Max

Weight Max = *** pounds Oswego, *** pounds Logan.

Cracks and Cavities:

Will not accept ingots with cracks, cavities or excessive concave short sides that make unloading and handling the ingot by forklift or four-point crane grabs unsafe (pictured below).

Maximum Ingots Length: *** to Oswego, *** to Logan

Maximum Ingot Weight: *** pounds for Oswego, *** pounds for Logan.

Ingot must be marked “PAS—Remelt”, *** and metallurgical analysis stickers clearly marked on both short sides.

Ingot Grabs

Unacceptable Crack

SCHEDULE 6

SHIPMENT AND DELIVERY PERFORMANCE

I.	Shipment and Delivery Performance: The intention of the Parties is that the Supplier will ship Metal in a fashion such that weekly shipment performance is at or above ***%, and weekly delivery performance will be at or above ***%, measured as described below. Supplier will maintain and report delivery performance monthly and weekly.

A.	Definitions:

•

Order Item: A weekly demand for a specified quantity (“piece count”) of a particular alloy and size (length x width x thickness) of Metal with a requested date (day) of delivery (REQD) to the Purchaser’s Oswego or Logan plant.

•

Required Date (RD): The mutually agreed upon date of delivery to Oswego or Logan with best efforts by Supplier to supply on REQD. The Parties will agree on a date of shipment (SD) on or before which the Supplier will deliver an Order Item to a carrier for transportation to Purchaser’s plant consistent with RD and with the Supplier making Commercially Reasonable Efforts to meet the REQD.

•	On-Time Delivery: An Order Item is considered on time if all pieces arrive in the time range of RD-*** to RD. (Up to *** days early is acceptable).

•	Late Shipment: An Order Item that is not shipped on or before SD.

B.	Weekly Shipment and Delivery Performance Definitions:

•	Shipment Performance = 100% x Number of Items Shipped on Time

   Total Number of Orders Items with SD in Week

•	Delivery Performance = 100% x Number of Order Items Delivered on Time

   Total Number of Orders Items with RD in Week

C.	Shipment and Delivery Performance:

•	No Order Item can be invoiced unless shipped, automatically extending payment terms on Items shipped late.

•	Supplier will undertake to maintain Shipment Performance at or above ***%.

•	If Delivery Performance falls below ***% in any week, the Parties shall work through continuous improvement teams to improve performance.

•	If Shipment Performance below ***% has contributed to Delivery Performance falling below ***% in any week, the Late Shipment tons will ***.

II.	Transportation:

•	Changes to transportation practices will be communicated at least 90 days in advance and, if in-transit times will be impacted, the change needs to be mutually agreed upon.

These modes of transportation can be modified on a temporary or permanent basis, if required, upon consent of both parties.

III.	Transit Times:

•	Supplier and Purchaser will work to improve current transit times.

•	Baseline average transit times are as follows:

To Logan:

•	*** days between March 15 and December 15 (summer) from Grande-Baie and Laterrière

•	*** days between December 15 and March 15 (winter) from Grande-Baie and Laterrière

•	Metal from the ABI smelter is rarely supplied to Logan (exception)

To Oswego:

•	*** days between March 15 and December 15 (summer) from Grande-Baie and Laterrière

•	*** days between December 15 and March 15 (winter) from Grande-Baie and Laterrière

•	*** days from the ABI smelter (maximum of ***/yr)

•	Actual transit time measurement and performance graphs shall be maintained by Supplier and provided to Purchaser monthly.

IV.	Claims Procedure:

•	The Purchaser’s recourses relating to Metal or Pre-Alloyed which does not meet the Specifications shall be governed exclusively by Section 2.9 of the Agreement.

SCHEDULE 7

VOLUME ADJUSTMENT

1.	Volume Discount:

For each Contract Year throughout the Term of this Agreement, a volume discount shall be granted to the Purchaser in the amount of $*** per Tonne of Metal (excluding any purchases of Pre-Alloyed Metal) sold and purchased under the Agreement which exceeds *** Tonnes of Metal, up to a maximum of *** Tonnes of Metal.

2.	Volume Premium:

For each Contract Year throughout the Term of this Agreement, the volume premiums calculated as provided below shall be charged to the Purchaser:

Maximum Volume of Annual Quantity Range (T)	***

Threshold 1 of Annual Quantity Range (T)	***

Threshold 2 of Annual Quantity Range (T)	***

Minimum Volume of Annual Quantity Range (T)	***

Calculation of Volume Premium:

•

Where the actual annual quantity of Metal and Pre-Alloyed Metal purchased by the Purchaser in a given Contract Year, calculated in the manner set forth below (the “Actual Annual Quantity”) is equal to or greater than the quantity indicated in the Threshold 1 of Annual Quantity Range row (up to the applicable maximum volume of the Annual Quantity Range), ***.

•

Where the Actual Annual Quantity is equal to or greater than the quantity indicated in the Threshold 2 of Annual Quantity Range row but is less than the quantity indicated in the Threshold 1 of Annual Quantity Range row, the volume premium is equal to $*** per Tonne of shortfall of Metal and Pre-Alloyed Metal between the quantity indicated in the Threshold 1 of Annual Quantity Range row and the Actual Annual Quantity for the Contract Year in question.

•

Where the Actual Annual Quantity is equal to or greater than the quantity indicated in the minimum volume of Annual Quantity Range row but is less than the quantity indicated in the Threshold 2 of Annual Quantity Range row, the volume premium shall be calculated as follows:

The sum of:

•

a volume premium of $*** per Tonne of shortfall of Metal and Pre-Alloyed Metal between the quantity indicated in the Threshold 2 Annual Quantity Range row and the Actual Annual Quantity for the Contract Year in question; and

•

a volume premium of $*** per Tonne of shortfall of Metal and Pre-Alloyed Metal between the quantity indicated in the Threshold 1 of Annual Quantity Range row and the quantity indicated in the Threshold 2 of Annual Quantity Range row (i.e. in each case, a volume premium of $*** x *** Tonnes)

•

Where the Actual Annual Quantity is less than the quantity indicated in the minimum volume of Annual Quantity Range row and the Annual Quantity Range has not been reduced pursuant to a Reduction Notice, the volume premium shall be calculated as follows:

The sum of:

•

A volume premium of $*** per Tonne of shortfall of Metal and Pre-Alloyed Metal between the quantity indicated in the Threshold 2 Annual Quantity Range row and the Actual Annual Quantity for the Contract Year in question; and

•

A volume premium of $*** per Tonne of shortfall of Metal and Pre-Alloyed Metal between the quantity indicated in the Threshold 1 of Annual Quantity Range row and the quantity indicated in the Threshold 2 of Annual Quantity Range row (ie. in each case, a volume premium of $*** x *** Tonnes)

Calculation of Actual Annual Quantity:

•

The Actual Annual Quantity and volume premiums shall be calculated on an annual basis; however, volume premiums shall be tracked on a monthly basis (each, a “Monthly Volume Adjustment”) and taken into account in such calculations

•	The elements that are considered for the calculation of the Actual Annual Quantity are:

•	the quantity of Metal purchased in a calendar month pursuant to a Monthly Order

•	the maximum quantity of Optional Volume (Schedule 8)

•	the quantity of Offered Optional Volume

•	the Definitive Monthly Optional Volume

•

For each calendar month in a Contract year, there is no Monthly Volume Adjustment for any Optional Volume that the Supplier elects not to supply, up to the applicable maximum amount of Optional Volume for the month in question

•

For each calendar month in a Contract Year, there is a Monthly Volume Adjustment for any Offered Optional Volume that the Purchaser elects not to purchase; for the purposes of calculating the Actual Annual Quantity, the difference between the Offered Optional Volume and the Definitive Monthly Optional Volume for the calendar month in question shall be tracked on a monthly basis, and the sum of such differences for each calendar month of the Contract Year in question shall be deducted from the quantity of Metal and Pre-Alloyed Metal actually supplied and purchased in the Contract Year for the purposes of determining the Actual Annual Quantity

•	The resulting Actual Annual Quantity will then be used to calculate the volume premium, if any, in accordance with the rules set forth above

Example of calculation of Actual Annual Quantity and Monthly Volume Adjustment for Contract Year ended ***

Quantity of Metal and Pre-Alloyed Metal supplied and purchased in ***: ***

Monthly Volume Adjustment Tracking:

***:

-Monthly Order (Metal): ***

-Maximum Optional Volume: ***

-Offered Optional Volume: ***

-Definitive Monthly Optional Volume: ***

Monthly Volume Adjustment for ***         = ***

                                                                  = ***

***:

-Monthly Order (Metal): ***

-Maximum Optional Volume: ***

-Offered Optional Volume: ***

-Definitive Monthly Optional Volume: ***

Monthly Volume Adjustment for ***         = ***

                                                                 = ***

Sum of Monthly Volume Adjustments = ***

Actual Annual Quantity         = ***

                                = ***

SCHEDULE 8

OPTIONAL VOLUME

Pursuant to the terms of Section 2.4 of the Agreement, the Supplier shall be entitled to elect to supply a quantity of Pre-Alloyed Metal (Optional Volume) up to the maximum quantity of Optional Volume indicated in the table set forth below.

Metal per month (T / month)	Maximum Quantity of Optional Volume (Pre-Alloyed Metal) (T)	Total Volume (Metal + Pre- Alloyed Metal) (T)
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***